Exhibit 99.1

News Release

For more information contact:
Joe Bedewi
Chief Financial Officer
Lattice Semiconductor Corporation
503-268-8000

David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR UPDATES 4Q11 REVENUE GUIDANCE

HILLSBORO, OR - December 9, 2011 - Lattice Semiconductor Corporation (NASDAQ: LSCC) today updated its revenue guidance for the fourth quarter ending December 31, 2011.

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Due to further softening of demand primarily in the communications business in December, fourth quarter revenue is now expected to decline by 14% to 17% on a sequential basis. This compares to prior guidance provided on October 20, 2011 that revenue was expected to decline by 4% to 9% on a sequential basis.

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Expectations for both gross margin percentage and total operating expenses are unchanged from prior guidance, at approximately 59% plus or minus 2% of revenue, and approximately $35.6 million, including approximately $1.0 million in restructuring charges, respectively.

No conference call will be held in conjunction with this guidance update. Additional information related to the fourth quarter will be available when the Company reports its fourth quarter 2011 results.
Forward-Looking Statements:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Such forward-looking statements include statements relating to: our business outlook, including those statements relating to expected revenue, gross margin, and total operating expenses. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-

looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our MachXO and LatticeECP3 solutions, the ability to supply products to customers in a timely manner or changes in our distribution relationships. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of restructuring charges and compensation charges due to stock price changes. Restructuring charges may vary from the estimate on the basis of the timing and scope of the restructuring. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges, including without limitation, restructuring charges could adversely affect our profitability during the quarter.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, and the other risks that are described in this press release and that are otherwise described from time to time in our filings with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
About Lattice Semiconductor:
 Lattice is the source for innovative FPGA, PLD, and programmable Power Management solutions. For more information, visit www.latticesemi.com. Follow Lattice via Facebook, RSS and Twitter.
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Lattice Semiconductor Corporation, Lattice (& design), L (& design) and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

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